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MIDSOUTH BANCORP, INC. AND SUBSIDIARIES                                  EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE  (Unaudited)
FOR THE THREE  AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997


				    Third Quarter    Third Quarter    Year-to-Date     Year-to-Date
				    September 30,    September 30,    September 30,    September 30,
BASIC                                   1998             1997             1998             1997
				    _____________    _____________    _____________    _____________

Earnings:
    Income applicable to common
      stock                            $587,103         $371,851       $1,743,298       $1,156,031
				    =============    =============    =============    =============
Shares:
    Weighted average number of
      common shares outstanding       2,417,457        2,378,288        2,404,799        2,364,621
				    =============    =============    =============    =============
																											 16593080
Basic earnings per common share:
    Income applicable to common
    stock                                 $0.24            $0.16            $0.72            $0.49
				    =============    =============    =============    =============


DILUTED

Earnings:
    Net income                         $624,106         $409,293       $1,855,265       $1,273,226
				    =============    =============    =============    =============

Weighted average number of
    common shares outstanding         2,417,457        2,378,288        2,404,799        2,364,621

    Assuming exercise of options,
      reduced by the number of
      shares which could have
      been purchased with the
      proceeds from exercise
      of such options at the
      average issue price                72,891           35,117           75,485           10,655

    Assuming conversion of
      preferred stock at a
      conversion rate of 1 to
      2.998 shares                      473,270          499,335          499,335          507,205

    Weighted average number of
      common shares outstanding,
      as adjusted                     2,963,618        2,912,740        2,979,619        2,882,481
				    =============    =============    =============    =============


Diluted earnings per common share         $0.21            $0.14            $0.62            $0.44
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